UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2009
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-19777	22-3103129
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.
The Registrant has filed a Request for Reexamination with the United States Patent and Trademark Office (“USPTO”) of one of the patents licensed from Queens University covering certain methods of using its product, Levulan® , for its FDA-approved indication. While the Registrant believes that the reexamination will strengthen the patent, there is no guarantee that the process will be successful since the USPTO reviews the entire prosecution history of a patent during a reexamination and could determine that some or all of the patent claims are invalid. Typically, a reexamination takes approximately 18 months to complete. The patent is due to expire in 2013.
Except for historical information, this report contains certain forward-looking statements that represent our current expectations and beliefs concerning future events, and involve certain known and unknown risk and uncertainties. These forward-looking statements relate to beliefs concerning the reexamination of one of its patents and the likelihood of success of such process, the length of time of a reexamination and the outcome thereof. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from future results, performance or achievements expressed or implied by those in the forward-looking statements made in this release. These factors include, without limitation, actions by the U.S. Patent and Trademark Office, uncertainties regarding the actions of third-parties, and other risks and uncertainties identified in DUSA’s securities filings with the SEC, including without limitation, its Form 10-K for the year ended December 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: January 7, 2009	By:	/s/ Robert F. Doman
Robert F. Doman,
President and Chief Executive Officer